Exhibit 99.1

LuxUrban Hotels Inc. Announces 2023 Financial Results

Net Rental Revenue rose 159% to $113.4 million

Net loss of $78.5 million included $61.1 million in non-cash charges and $24.6 million in non-recurring cash costs

EBITDA rose 78% to $25.3 million; Adjusted EBITDA increased 109% to $29.8 million

MIAMI, FL - April 15, 2024 - LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH, LUXHP), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, including through its partnership with Wyndham Hotels & Resorts (“Wyndham”), today announced financial results for full year (“FY 2023”) ended December 31, 2023, including EBITDA and adjusted EBITDA, which are non-GAAP measures and are accompanied by reconciliation tables in this release. The Company also announced that it filed its Form 10-K with the Securities and Exchange Commission on April 15, 2024.

“Following 2023’s significant growth, 2024 will be a period of measured expansion with a focus on acquiring the long-term operating rights to higher end (3.5 star to 4.5 star) hotel properties, a commitment to improving our working capital, receivables, and cash flow profile, capturing the benefits of scale from our portfolio, enhancing the guest experience, and continuing to fortify our executive team and board,” said Brian Ferdinand, Chairman. “We believe that we are playing a critical role in the current CRE ecosystem by allowing hotel owners and landlords to utilize our Triple Net Lease option to realize a fixed, stable, and financeable cash flow while maintaining the equity value of their properties. We have a robust pipeline of hotel operating rights acquisition opportunities in our core markets to pursue as our capital resources allow, the support of Wyndham, and a refreshed executive team and board that will help us to fully capture the opportunities ahead of us.”

“Our results for 2023 reflect the actions necessary to address various legacy issues, decrease financial and operating risk, and mitigate the effects of future headwinds,” said Shanoop Kothari, Co-CEO and Chief Financial Officer. “The majority of the cash and non-cash costs and expenses we recorded in 2023 to address these matters are not expected to recur, nor should they mask the underlying strength of our business and promising outlook. We believe that we have properly aligned our operations to the market, stripped away operational drags to our financial performance, fortified our fiscal foundation, and put ourselves on the path to generate improving results in 2024 and make ourselves more attractive to potential sources of capital.”

Select Full Year 2023 Financial Results

All comparisons are to the full year ended December 31, 2022 (“FY 2022”) as audited, unless otherwise stated.

Results for 2023 reflected a one-time negative impact from the onboarding of the Company’s initial hotels to the Wyndham platform (“Wyndham transition”) in Q3 and Q4 2023, during which time these hotel rooms were not available for rent. This was a one-time occurrence and not expected to be repeated in 2024.

●	Net rental revenue rose 159% to $113.4 million from $43.8 million, driven by an increase in average units available to rent to 1,249 from 487, as well as an improvement in Total RevPAR[1] (TRevPAR).

●	TRevPAR improved to $249 from $247.

●	Property-level breakeven for TRevPAR across the Company’s portfolio at December 31, 2023 was an estimated $160 - $180 a night.

●	Gross profit was $8.9 million, or 7.9% of net rental revenue, compared to $12.4 million, or 28.2% of net rental revenue, reflecting an increase in the average units available to rent and better TRevPAR per unit, offset by $3.0 million of costs related to the previously announced surrender of four under-performing hotels (see “Property Summary” section in this release).

●	Total operating expenses rose to $39.5 million from $15.8 million, and included the following:

○	General and administrative expense of $15.6 million as compared to $6.8 million, reflecting higher payroll, supplies, legal and accounting, and software costs.

○	Non-cash expenses of $11.6 million related to common stock issuance, stock compensation, and stock options as compared to $2.5 million of such expenses in 2022. For 2024, we expect a significant reduction in these non-cash expenses.

○	Non-recurring cash costs of $12.2 million associated with the Company’s exit from its legacy apartment rental business and restructuring associated with the elimination of underperforming hotel properties in its portfolio, compared to $4.1 million. These cash costs are not expected to recur in 2024.

●	Net loss was $78.5 million compared to a net loss of $9.4 million. Net loss for FY 2023 included the above-referenced items, plus:

○	$41.2 million of non-cash financing costs compared to $2.0 million. Non-cash financing costs in FY 2023 included:

■	$28.2 million in non-recurring, non-cash costs related to the May 2023 Revenue Share Exchange Agreement between the Company and its pre-IPO investors that eliminated an estimated $87.5 million in future Revenue Share payments in exchange for a one-time issuance of 6,740,000 shares of the Company’s common stock subject to an extended lock up agreement. These non-cash costs are not expected to recur in 2024.

■	$12.5 million in non-cash costs primarily related to warrant-related expenses. The Company expects some warrant expense in Q1 2024, thereafter the Company does not expect any such expenses.

●	EBITDA increased to $25.3 million from $14.3 million. Pro-forma the impact for the Wyndham transition, Adjusted EBITDA increased to $29.8 million from $14.3 million.

●	Cash and cash equivalents were approximately $0.8 million compared to $1.1 million. The Company expects that cash on hand, cash flow from operations and cash available from potential capital market transactions as a public company will be sufficient to fund our operations during the next 12 months.

●	Total debt declined to approximately $4.3 million from total debt of $14.0 million.

Select Q4 2023 Financial Results

All comparisons are to the fourth quarter ended December 31, 2022 (“Q4 2022”) unless otherwise stated.

●	Net rental revenue was $27.5 million as compared to $12.9 million.

Surety Agreement

As previously disclosed, the Company entered into a master collateral trust agreement that provides up to an aggregate of $10 million in surety bonds that can be used to fund deposit requirements under long-term hotel leases. The provider of the bond is currently rated A+ by A.M. Best (Superior).

Property Summary

As previously disclosed, the Company surrendered four properties representing less than 200 keys in total that had created a consistent drag on its operating results and decided to not move forward on a previously agreed to Master Lease Agreement due to repairs not being completed by the landlord. Given the pro forma effect of these actions, as of December 31, 2023 the Company leased 14 properties with 1,406 units available for rent with an average weighted lease term of 14.2 years and 19.0 years, including extension options.

[1]	The Company defines Total RevPAR (or TRevPAR) as total revenue received by the Company inclusive of room rental rates, ancillary fees (which include but are not limited to resort fees, late/early check-in, baggage fees, parking fees paid to us, and upgrade fees), cancellation fees, taxes (including other pass-through expenses) and other miscellaneous income received by the Company, divided by the average available rooms for rent during a given period.

2024 Outlook and Guidance

For the first quarter ended March 31, 2024:

●	net rental revenue is expected to be in the range of $27 - $30 million, up from net rental revenue of $22.8 million in last year’s first quarter.

For full year 2024, the Company reiterated its commitment to the following priorities:

●	increase its portfolio of hotels under long term Master Lease Agreement with a focus on higher-quality 3.5 star to 4.5-star properties

●	generate increased TRevPAR compared to 2023, driven by portfolio expansion, the addition of 3.5 star to 4.5-star properties to the portfolio, and an increase in ancillary revenues

●	generate increased EBITDA compared to 2023

●	improve its working capital profile, receivables, and cash flow profile by adopting a slower pace of acquisitions, increasing Total RevPAR, focusing on higher end properties, and realizing the benefits of the above referenced surrender of certain underperforming leases

The Company expects to increase net rental revenue in 2024 and will provide more specific guidance over the coming quarters.

Investor Call

The Company will host a conference call on Tuesday, April 16, 2024 at 9:00 am Eastern Time to discuss the results. Investors interested in participating in the live call can dial:

●	(800) 715-9871 - U.S.

●	(646) 307-1963 - International

●	Conference ID 3555388

A simultaneous webcast of the call may be accessed online from the Events & Presentations section of the Investor Relations page of the Company’s website at www.luxurbanhotels.com. You may pre-register for the webcast using this link: https://events.q4inc.com/attendee/690991736

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA. Through its partnership with Wyndham Hotels & Resorts, the largest hotel company in the world by rooms, LuxUrban gains several competitive advantages including joint branding for marketing, sales, and distribution, capital allocation from Wyndham for each hotel it acquires, and ongoing customer support and training across its portfolio.

Non-GAAP Information

The Company defines EBITDA as net income (loss) before income taxes and other taxes, interest and financing costs, non-cash compensation expense, non-cash expenses associated with common stock issuance and stock options, non-cash rent expense amortization, depreciation, amortization, allowances, and CECL, non-cash financing costs, costs associated with its exit from SoBeNY and deposit surrender, incremental processing and channel financing fees, non-cash write offs associated with its exit from the apartment rental business, and bad debt expense. Adjusted EBITDA is defined as EBITDA less the estimated impact of the Wyndham transition.

The Company seeks to achieve profitable, long-term growth by monitoring and analyzing key operating metrics, including EBITDA and Adjusted EBITDA. The Company’s management uses these non-GAAP financial metrics and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes these non-GAAP financial metrics are useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time.

EBITDA and Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

Attached to this release is a reconciliation of the non-GAAP measures of EBITDA and Adjusted EBITDA, which management believes are the nearest correlated GAAP measures.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Shanoop Kothari	Devin Sullivan
Co-Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com

Condensed Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets
Cash and Cash Equivalents	$752,848	$1,076,402
Treasury Bills	-	2,661,382
Accounts Receivable, Net	329,887	-
Channel Retained Funds, Net	1,500,000	1,500,000
Processor Retained Funds, Net	2,633,926	5,234,220
Receivables from On-Line Travel Agencies, Net	6,936,254	-
Receivables from City of New York and Landlords, Net	4,585,370	-
Prepaid Expenses and Other Current Assets	1,959,022	963,300
Prepaid Guarantee Trust - Related Party	1,023,750	-
Security Deposits - Current	-	112,290
Total Current Assets	19,721,057	11,547,594
Other Assets
Furniture, Equipment and Leasehold Improvements, Net	691,235	197,129
Restricted Cash	-	1,100,000
Security Deposits - Noncurrent	20,307,413	11,233,385
Other Noncurrent Assets	960,729	559,838
Operating Lease Right-Of-Use Assets, Net	241,613,588	83,325,075
Total Other Assets	263,572,965	96,415,427
Total Assets	$283,294,022	$107,963,021
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Expenses	$23,182,305	$6,252,491
Bookings Received in Advance	4,404,216	2,566,504
Short Term Business Financing, Net	1,115,120	2,003,015
Loans Payable - Current	1,654,589	10,324,519
Initial Direct Costs Leases - Current	486,390
Operating Lease Liabilities - Current	1,982,281	4,293,085
Development Incentive Advances - Current	300,840	-
Total Current Liabilities	33,125,741	25,439,614
Long-Term Liabilities
Loans Payable	1,459,172	1,689,193
Development Incentive Advances – Noncurrent	5,667,857	-
Security Deposit Letter of Credit	-	2,500,000
Initial Direct Costs Leases - Noncurrent	4,050,000
Operating Lease Liabilities - Noncurrent	242,488,610	81,626,338
Total Long-Term Liabilities	253,665,639	85,815,531
Total Liabilities	286,791,380	111,255,145
Mezzanine Equity
13% Redeemable Preferred Stock; Liquidation Preference $25 per Share; 10,000,000 Shares Authorized; 294,144 and 0 shares issued and outstanding at December 31, 2023 and 2022	5,775,596	-
Commitments and Contingencies
Stockholders’ Deficit
Common Stock (90,000,000 shares authorized, issued, outstanding - 39,462,440, and 27,691,918, respectively)	394	276
Additional Paid In Capital	90,437,155	17,726,592
Accumulated Deficit	(99,710,503)	(21,018,992)
Total Stockholders’ Deficit	(9,272,954)	(3,292,124)
Total Liabilities and Stockholders’ Deficit	$283,294,022	$107,963,021

Condensed Consolidated Statement of Operations

	For The Year Ended December 31,
	2023	2022
Net Rental Revenue	$113,397,012	$43,825,424
Rent Expense	26,779,821	10,340,188
Non-Cash Rent Expense Amortization	8,169,833	1,894,731
Surrender of Deposits	2,961,058	-
Other Property Level Expenses	66,553,940	19,215,156
Total Cost of Revenue	104,464,652	31,450,075
Gross Profit	8,932,360	12,375,349

General and Administrative Expenses	15,587,297	6,794,111
Non-Cash Issuance of Common Stock for Operating Expenses	1,664,601	-
Non-Cash Stock Compensation Expense	9,310,843	2,547,536
Non-Cash Stock Option Expense	674,818	-
Costs Associated with Apartment Rental and Hotel Exits	12,237,728	4,103,898
Non-Cash Write-Off of Net Right-of-Use Assets Associated with Apartment Rental Exit	-	2,385,995
Total Operating Expenses	39,474,927	15,831,540
Loss from Operations	(30,542,567)	(3,456,191)
Other Income (Expense)
Other Income	1,236,690	1,584,105
Cash Interest and Financing Costs	(7,983,134)	(5,483,891)
Non-Cash Financing Costs	(41,234,366)	(2,034,376)
Total Other Expense	(47,980,810)	(5,934,162)
Loss Before Provision for Income Taxes	(78,523,377)	(9,390,353)
Provision for Income Taxes	-	-
Net Loss	$(78,523,377)	$(9,390,353)
Preferred Stock Dividend	(168,134)	-
Net Loss Attributable to Common Stockholders	$(78,691,511)	$(9,390,353)
Basic Loss Per Common Share	$(2.05)	$(0.40)
Diluted Loss Per Common Share	$(2.05)	$(0.40)
Basic Weighted Average Number of Common Shares Outstanding	38,433,422	23,432,870
Diluted Weighted Average Number of Common Shares Outstanding	38,433,422	23,432,870

Non-GAAP Financial Measures

To supplement the condensed consolidated financial statements, which are prepared in accordance with GAAP, we use EBITDA and Adjusted EBITDA as non-GAAP financial measures. We define EBITDA and Adjusted EBITDA above in the paragraph entitled “Non-GAAP Information.”

The following table provides reconciliation of our net income (loss) to EBITDA and Adjusted EBITDA.

	For The Year Ended
	December 31,
($ in millions)	2023	2022
Net Income (Loss)	$(78,523,377)	$(9,390,353)

Provision for Income Taxes and Other Taxes	8,207,385	591,968
Interest and Financing Costs	7,983,134	5,483,891
Non-Cash Compensation Expense	9,310,483	2,547,536
Non-Cash Issuance of Common Stock for Operating Expenses	1,664,601	-
Non-Cash Stock Option Expense	674,818	-
Non-Cash Rent Expense Amortization	8,169,833	1,894,731
Depreciation, Amortization Expense, Allowances, & CECL	2,012,154	2,071,054
Non-Cash Financing Costs	41,234,366	2,034,376
Exit Apartment Rental and Restructuring Costs / Deposit Surrender	15,198,786	4,103,898
Incremental Processing and Channel Financing Fees for Credit Risk	5,555,896	2,527,543
Legacy Union Costs	-	-
Non-Cash Write-Off of Net Right-of-Use Assets Associated with Apartment Rental Exit	-	2,385,995
Bad Debt Expense	3,830,073	-
EBITDA	$25,318,152	$14,250,639
Estimated Net Wyndham Transition Impact	4,475,000	-
Adjusted EBITDA	$29,793,152	$14,250,639